UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NUTRIBAND INC.

(Name of Registrant as Specified in its Charter)

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NUTRIBAND INC.

121 South Orange Ave., Suite 1500

Orlando, Florida 3280111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

January 21, 2020

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders of Nutriband Inc., a Nevada corporation, will be held at the offices of the Corporation, 121 South Orange Ave., Suite 1500, Orlando, Florida 32801, on Monday, January 21, 2020, at 10:00 A.M. local time. At the meeting, you will be asked to vote on:

●	The approval of the amendment to the articles of incorporation of the Corporation increasing the authorized common stock to 250,000,000 shares

The board of directors has fixed the close of business on January 6, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, 121 South Orange Ave., Suite 1500, Orlando, Florida 32801, during the ten days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the special meeting.

By order of the Board of Directors

Gareth Sheridan
Chief Executive Officer

Orlando, Florida

January 10, 2020

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

NUTRIBAND INC.

121 South Orange Ave., Suite 1500

Orlando, Florida 32801

PROXY STATEMENT

Special meeting of Stockholders

January 21, 2020

The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at a special meeting of stockholders to be held at our offices, which are at 121 South Orange Ave., Suite 1500, Orlando, Florida 32801, on Tuesday, January 21, 2020 at 10:00 A.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about January 10, 2020. In this proxy statement, we refer to Nutriband Inc. as “we,” “us,” our” and word of similar import.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

●	The approval of the amendment to our articles of incorporation increasing our authorized common stock to 250,000,000 shares.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

 Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on January 6, 2020, which is the record date for determining who is eligible to vote at the special meeting. Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “stockholder of record” who may vote at the special meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the record date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the special meeting.

How do I vote?

(1) If you hold your share in your own name, you may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the special meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	in favor of the amendment to the restated certificate of incorporation increasing the authorized common stock to 250,000,000 shares.

(2) You may vote in person at the special meeting. We will pass out written ballots to anyone who wants to vote at the special meeting. However, if you hold your shares in street name, you must bring to the special meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

How does the board of directors recommend that I vote?

The board of directors unanimously recommends that you vote in favor of the amendment to our articles of incorporation.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions, your proxy will be voted FOR the amendment to our articles of incorporation.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, telephone (800) 937-5449.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account, they will be voted only if you provide your broker with instructions as to how you want your shares voted. Your broker will send you instructions as to how you can vote shares that are held in your brokerage account. If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted for or against of the amendment to our articles of incorporation.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of January 6, 2020, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, January 6, 2020, we had 5,423,956 shares of common stock outstanding. We will have a quorum if 2,711,979 shares of common stock are present and voting at the special meeting.

How many votes are required to approve the amendment to our restated certificate of incorporation to increase our authorized common stock?

An affirmative vote of a majority of the outstanding shares is required for the approval of the amendment to our articles of incorporation. Thus, in order for the amended and restated certificate of incorporation to be approved, we need the affirmative votes of at least 2,711,979 shares.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the election of directors or the other proposals. Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum. However, broker non-votes are not counted in determining whether we have received the approval of a majority of the outstanding shares of common stock which is required for the approval of the amendment to our articles of incorporation to increase our authorized common stock.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We estimate our costs at approximately $15,000.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the special meeting?

We will announce voting results at the special meeting and file a current report on Form 8-K announcing the voting results of the special meeting.

Who can help answer my questions?

You can contact our chief executive officer, Mr. Gareth Sheridan, at (407) 377-6695 or email Mr. Sheridan at gareth@nutriband.com, with any questions about proposals described in this proxy statement or how to execute your vote.

APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

Our board of directors has approved, subject to stockholder approval, an amendment to our articles of incorporation to increase our authorized common stock to 250,000,000 shares.

We presently have 25,000,000 authorized shares of common stock. On October 30, 2019, we entered into a securities purchase agreement with two investors pursuant to which we issued to the investor for $250,000 (i) 6% one-year convertible notes in the principal amount of $270,000 and (ii) three-year warrant to purchase 50,000 shares of common stock at an exercise price equal to the lesser of (i) $20.90 or (ii) if we complete a public offering, 110% of the initial public offering price of the common stock in the offering.

The notes are convertible at a conversion price equal to the lesser of (i) the per share price of our common stock in a public offering or (ii) the variable conversion price, which is defined as 70% of the lowest trading price of the common stock during the 20 trading days preceding the date of conversion. The conversion price and the percentage of the trading price is subject to downward adjustment in the event we fails to comply with its obligations under the note.

Both the conversion price of the notes and the exercise price of the warrants are subject to adjustment in the event of dilutive issuances, as defined, which would result is a reduction of the conversion price or the exercise price to the price that the Company issued or is deemed to have issued the common stock in the dilutive issuance.

We are also required to increase our authorized common stock to 250,000,000 shares as soon as practical, but in no event later than 90 days following the date the securities purchase agreement, which would be January 28, 2019. We are seeking such approval at the special meeting.

As of the record date, January 6, 2020, we had 5,423,956 shares of common stock outstanding, and we had 107,000 outstanding warrants. Because the notes may be converted at the variable conversion price, which cannot be determined as of the date of this proxy statement.

On March 28, 2017, our board of directors approved an amendment to our certificate of incorporation increasing our authorized common stock to 250,000,000 shares, subject to stockholder approval.

Material Adverse Consequences of Failure to Increase Authorized Common Stock

Our failure to increase our authorized common stock could materially and adversely impair about ability to conduct our business and continue in operation. In the event that we fail to increase our authorized common stock to 250,000,000 shares by January 28, 2020, we would be in default under the note, which would give the holders the right to declare the note immediately due and payable at a significant premium over the face value of the note. The amount due under the note upon such a default would be not less than 150% of the principal plus interest plus default interest plus certain additional amounts determined as provided in the note.

We have filed a registration statement with the Securities and Exchange Commission for a public offering of our common stock and warrants. If we complete the offering, we intend to use a portion of the proceeds to pay the convertible notes. As of the date of this proxy statement we require the proceeds of the public offering to provide us with funds to pay the convertible notes. We cannot assure you that we will be able to complete the public offering prior to January 28, 2020, the date we are required to increase our authorized common stock to 250,000,000 shares. As described above, a default under the convertible note would have a material adverse effect on our business and financial condition and we may not be able to continue in business. Accordingly, we believe that it is necessary for us to increase our authorized common stock by January 28, 2020.

We have filed a copy the convertible note as an exhibit to our current report on Form 8-K, which was filed with the Securities and Exchange Commission on November 4, 2019. This Form 8-K is available at https://www.sec.gov/Archives/edgar/data/1676047/000121390019021870/f8k103019_nutribandinc.htm. The descriptions of the note in this proxy statement is a summary only and is qualified in their entireties by the convertible note.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of December 31, 2019 by:

●	Each director;

●	Each current officer named in the summary compensation table in our Form 10-K annual report;

●	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and

●	All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power within 60 days of December 31, 2019.

Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Gareth Sheridan	1,500,000	27.7%
Vitalie Botgros	750,000	13.8%
Serguei Melnik(2)	707,500	13.0%
Steven Damon	41,750	*
Sean Gallagher	25,000	*
Dr. Larry Dillaha	12,500	*
Stefan Mancas	1,625	*
Thomas Cooney	1,250	*
Michael Doron	1,250	*
Mark Hamilton	1,250	*
Woody Jay Moore(3)	18,476	*
All officers and directors as a group (15 individuals owning stock)(2)(3),(4)	3,111,851	57.4%

*	Less than 1%

(1)	The address is 121 South Orange Ave., Suite 1500, Orlando, FL 32801

(2)	Includes 25,000 shares owned by Mr. Melnik’s wife, as to which Mr. Melnik disclaims beneficial interest, and 25,000 shares owned by each of his two minor children.

(3)	Includes 9,476 shares owned by Mr. Moore’s wife, as to which Mr. Moore disclaims beneficial interest.

(4)	Includes 12,500 shares owned by Strategic Pharmaceutical Consulting, with respect to which Dr. Jeff Patrick, chief scientific officer, has the power to vote and dispose of the shares, and 1,750 shares owned by Trigger Movement, as to which Patrick Ryan, chief technical officer, has the power to vote and dispose of the shares.

FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at January 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended January 31, 2019, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended January 31, 2019. A copy of our Form 10-K for the year ended December 31, 2016, is available at https://www.sec.gov/Archives/edgar/data/1676047/000121390019006792/f10k2019_nutribandinc.htm. We will provide a copy of our Form 10-K (without exhibits) without charge upon request made to: Corporate Secretary, Nutriband Inc., 121 South Orange Ave., Suite 1500, Orlando, Florida 32801.

January 10, 2020	By Order of the Board of Directors

Gareth Sheridan
Chief Executive Officer

PROXY

NUTRIBAND INC.

Special Meeting of Stockholders – January 21, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gareth Sheridan, with full power of substitution or revocation, proxy for the undersigned, to vote at a special meeting of stockholders of Nutriband Inc.(the “Company”), to be held at 10:00 a.m., local time, on Tuesday, January 21, 2020, at the offices of the Company, 121 South Orange Ave., Suite 1500, Orlando, Florida 32801, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1.	In favor of the amendment to the articles of incorporation of the Company increasing the authorized common stock to 250,000,000 shares.

☐ FOR      ☐ AGAINST       ☐ ABSTAIN

all as set forth in the Proxy Statement, dated January 10, 2020.

The shares represented by this proxy will be voted on Item 1 as directed by the stockholder, but if no direction is indicated, will be voted FOR Item 1.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting ☐

Dated:

Address, if changed since last proxy:	(Signature(s))

(Print Name)

Please sign and print exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.